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                                   EXHIBIT 21


                            SUBSIDIARIES OF RPC, INC.


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
                  NAME                                                 STATE OF INCORPORATION
                  ----                                                 ----------------------


                  Cudd Pressure Control, Inc.                          Delaware

                  Pressure Control, Inc.                               Delaware

                  South Texas Swabbing, Inc.                           Texas

                  Coiled Tubing, Inc.                                  Delaware

                  Patterson Services, Inc.                             Delaware

                  Patterson Tubular Services, Inc.                     Texas

                  Chaparral Boats, Inc.                                Georgia

                  RPC Investment Company                               Delaware

                  RPC Waste Management Services, Inc.                  Georgia

                  Anchor Crane and Hoist Company, Inc.                 Georgia

                  RPC Data Link, Inc.                                  Georgia

                  International Training Services, Inc.                Georgia

                  Spindletop Tubular Services, Inc.                    Georgia
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